CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated December 16, 2002, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-63797 and 811-7391) of Alliance Global Strategic Income Trust, Inc.



                                         ERNST & YOUNG LLP

 New York, New York
 February 21, 2003